Covanta Holding Corporation Second Quarter 2013 Earnings Conference Call NYSE: CVA July 18, 2013 1 Exhibit 99.2

Cautionary Statements 2 All information included in this earnings presentation is based on continuing operations. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward- looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided.

Q2 2013 Highlights 3 • Solid operating quarter – in line with expectations • Q2 Adjusted EBITDA and Free Cash Flow a little better than expected – primarily driven by benefit of PPA buyout • Strategic shift on UK development – adversely affected GAAP financial results • Reaffirmed FY 2013 guidance (Unaudited, in millions, except EPS) Q2 ’12 Q2 ’13 Management Remarks Revenue $410 $413 ▲ Organic growth initiatives (i.e., special waste, metal) ▲ Honolulu expansion coming online ▲ Contract escalations ↔ Higher energy market pricing offset metal market price decline ▼ Lower construction revenue ▼ Lower revenues earned to service project debt Adjusted EBITDA $125 $120 ▲ Power purchase agreement (PPA) buyout ▲ Organic growth initiatives (i.e., special waste, metal, cost savings) ↔ Higher energy market pricing offset metal market price decline ▼ Scheduled maintenance timing ▼ Lower construction profit ▼ Lower debt service pass through billings Free Cash Flow $17 $18 ▲ Timing of construction working capital ▲ Lower maintenance capital expenditures ▼ Decline in Adjusted EBITDA ▼ Higher cash interest (primarily timing) Adjusted EPS $0.15 $0.10 ▼ Lower equity income

Waste Update

COVANTA ENERGY for a cleaner world

- **Current trends:**
  - Average tip fee pricing flat year-over-year in Q2 2013
    - Increased special waste revenue and contract escalations
    - Offset by lower spot waste pricing and above market contract transitions
  - Asset management – new contracts and extensions
    - Signed 30 municipal "Bundled Services" contracts in Connecticut and Massachusetts in last 18 months
      - Total 400,000 tons/year of waste and 75,000 tons/year of recyclables
      - Average contract life of 10+ years
    - MacArthur service fee contract extended by 15 years to 2030
- **FY 2013 outlook unchanged:**
  - Approximately 80% of waste revenue contracted; typically moves with inflation
  - Versus FY 2012, waste revenue expected to be approximately flat
    - Key drivers the same as initial guidance:
      - Contract escalations
      - Special waste revenue on track to grow double digits
      - Above market contracts adjusting down to market
      - Some weakness in spot waste
      - Reduction in debt service pass through billings of ~$16 million

4

Energy Update • Current trends: – Market pricing is up vs. Q2 2012, but slightly down from Q1 2013 – Rule of thumb (unchanged): $1/MMBtu natural gas $5 to $10 million annual impact on FY 2013 Adjusted EBITDA • Current FY 2013E natural gas pricing ~$3.70/MMBtu vs. initial guidance of $3.50/MMBtu – New England PPA buyout ~$7 million net benefit in FY 2013 • 350,000 MWh of annual contracted output moves to exposed; incremental 2013 exposure already hedged • Anticipate minimal impact to revenue through 2016 and small annual revenue reduction in 2017–19 • FY 2013 outlook essentially unchanged 5 Energy Portfolio (MWh, millions) FY 2012A FY 2013E Chg. EfW Contracted 3.3 3.5 +0.2 EfW Hedged 0.7 1.0 +0.3 EfW Exposed 0.8 0.9 +0.1 Total EfW 4.8 5.4 +0.6 Biomass (Contracted and Exposed) 0.7 0.7 --- Total CVA 5.5 6.1 +0.6 (unaudited)

Recycled Metals Update

COVANTA ENERGY for a cleaner world

- **Current trends:**
  - Q2 net metal revenue of $17 million was down $1 million vs. prior year
    - Ferrous market price decline → ~$2 million revenue reduction
    - Non-ferrous volumes increased 40% year-over-year, partially offsetting market price declines
  - July and year-to-date average HMS#1 index price of ~$340
- **FY 2013 outlook essentially unchanged:**
  - Rule of thumb (unchanged): $50 change in HMS#1 index → ~$10 to $15 million annual impact on Adjusted EBITDA
    - Initial guidance assumed FY 2013 HMS#1 of $350
    - Increasing exposure to non-ferrous metals
      - Rule of thumb not precise – assumes ferrous and non-ferrous prices move in tandem
  - Metal recovery target on track
    - Targeting year-end net metal tons run rate of: ~340k ferrous; ~25k non-ferrous
    - Organic growth benefit largely in second half of year

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Summary • Q2 2013 summary: – Operating results as expected – Adjusted EBITDA and Free Cash Flow a little better than expected, primarily driven by PPA buyout – Progress on organic growth initiatives • New ferrous and non-ferrous metals systems, special waste growth, asset management, process improvements – Not selected for UK Merseyside bid • Implementing strategic shift while continuing to evaluate options • Impairment and restructuring charges of $49 million adversely affects GAAP financial results • FY 2013 outlook: – Reaffirmed 2013 guidance – full year outlook fundamentally unchanged – Continued focus: • Operations, organic growth initiatives and contract renewals • Capital allocation for both growth and shareholder returns 7

Financial Overview 8

Q2 2013 Highlights 9 (Unaudited, in millions, except EPS) Q2 ’12 Q2 ’13 Management Remarks Revenue $410 $413 ▲ Organic growth initiatives (i.e., special waste, metal) ▲ Honolulu expansion coming online ▲ Contract escalations ↔ Higher energy market pricing offset metal market price decline ▼ Lower construction revenue ▼ Lower revenues earned to service project debt Adjusted EBITDA $125 $120 ▲ Power purchase agreement (PPA) buyout ▲ Organic growth initiatives (i.e., special waste, metal, cost savings) ↔ Higher energy market pricing offset metal market price decline ▼ Scheduled maintenance timing ▼ Lower construction profit ▼ Lower debt service pass through billings Free Cash Flow $17 $18 ▲ Timing of construction working capital ▲ Lower maintenance capital expenditures ▼ Decline in Adjusted EBITDA ▼ Higher cash interest (primarily timing) Adjusted EPS $0.15 $0.10 ▼ Lower equity income

Impairment/Restructuring Charges 10 Event Charge Explanation Location on Financial Statements UK impairment charge $ 46 Non-cash write-off of capitalized development costs and land Segment: All Other P&L: Net write-offs Harrisburg 4 Non-cash write-down of loan issued for certain Harrisburg EfW facility improvements Segment: Americas P&L: Net write-offs Total non-cash write-off $ 50 UK restructuring charge 3 Cash charge for severance and other restructuring charges related to United Kingdom Segment: All Other P&L: G&A Total charges $ 53 Impairment and restructuring reflects shift in strategy for UK Harrisburg write-down reflects updated view on recoverability Note: The above charges will not impact Adjusted EBITDA and Adjusted EPS guidance metrics. However, UK restructuring charge is a $3 million impact to FY 2013 Free Cash Flow. (Unaudited, in millions)

Revenue: Q2 12 vs. Q2 13 $ in m illion s (Unaudited) 11 1 1) Organic Growth and Other, net includes contract escalations, transitions and extensions, biomass, energy production, metals (quality and quantity), new units coming online, special waste, and other organic growth initiatives and operational improvements.

Adj EBITDA: Q2 12 vs. Q2 13 (Unaudited) $ in m illion s 12 1 1) Organic Growth, Maintenance Timing and Other, net includes biomass, construction, contract escalations, transitions and extensions, PPA buyout, energy production, maintenance timing, metals (quality and quantity), new units coming online, special waste, and other organic growth initiatives and operational improvements.

Free Cash Flow: Q2 12 vs. Q2 13 (Unaudited) $ in m illion s 13 1 (1) Includes both construction and other working capital

Adj EPS: Q2 12 vs. Q2 13 (Unaudited) 14 1 (1) Other includes depreciation and interest

• Dividend – Increased dividend by 10% in March 2013 – Annualized cash dividend is $0.66 per share  3.3% yield1 • Equates to ~1/3 payout of Free Cash Flow2 – Q2 dividend of $22 million declared in June and paid in July • Share repurchases – Repurchased 0.5 million shares during Q2 2013 (~0.4% of shares outstanding) – Repurchased 17.8% of shares outstanding since program inception – As of 6/30/13, $116 million remaining in share repurchase authorization 15 (Unaudited, in millions) Q1 ’12 Q2 ’12 Q3 ’12 Q4 ’12 FY 2012 Q1 ’13 Q2 ’13 Share Repurchases $30 $30 $25 $3 $88 $24 $10 Dividends Declared $21 $20 $20 $20 $81 $22 $22 Total Capital Returned $51 $50 $45 $23 $169 $46 $32 Shares Outstanding End of Period 135 133 132 132 132 131 130 (1) Based on share price of $20.02 as of 6/28/2013. (2) At midpoint of guidance, reaffirmed as of 7/17/2013. Actively Returning Capital

• FY 2013 guidance reaffirmed – Full year outlook fundamentally unchanged from initial guidance • $7 million net benefit from PPA buyout partially offsets $10 million unscheduled maintenance impact • Energy market price improvement partially offsets metal market price decline – 2H 2013 drivers: organic growth initiatives, contract transitions and maintenance timing – FY 2013 growth investments outlook to be at high end of range ($75 to $100 million) 16 Full Year and Q3 2013 YoY Outlook (Unaudited, in millions, except EPS) FY 2012 FY 2013 Guidance1 % Change2 2012 vs. 2013 Adjusted EBITDA $492 $500 – $530 +5% Free Cash Flow $262 $250 – $280 +1% Adjusted EPS $0.52 $0.40 – $0.50 -13% • Q3 2013 – Adjusted EBITDA higher vs. Q3 2012  plant maintenance timing and organic growth initiatives, partially offset by lower debt service pass through billings – Free Cash Flow to be down meaningfully vs. Q3 2012  construction working capital timing • Could improve meaningfully if large construction receivable paid in Q3 vs. Q4 – Adjusted EPS higher vs. Q3 2012  benefit from higher Adjusted EBITDA (1) Reaffirmed guidance as of 7/17/2013. (2) At midpoint of guidance, reaffirmed as of 7/17/2013.

Covanta Holding Corporation Second Quarter 2013 Earnings Conference Call NYSE: CVA Appendix 17

Q2 2013 Summary Results 18 (1) Includes $3 million of restructuring charges. See slide 10 for additional information. (2) Includes $50 million of non-cash write-offs. See slide 10 for additional information. (Unaudited, in millions, except per share amounts) Q2 Q2 YTD 2013 2012 2013 2012 Operating revenues Waste and service revenues 259$ 262$ 490$ 500$ Recycled metals revenues 17 18 33 38 Electricity and steam sales 103 91 205 182 Other operating revenues 34 39 58 82 Total operating revenues 413 410 786 802 Operating expenses Plant operating expenses 252 243 533 510 Other operating expenses 25 30 41 69 General and administrative expenses (1) 26 25 50 50 Depreciation and amortization expense 52 49 105 99 Net interest expense on project debt 4 7 7 15 Net write-offs (2) 50 - 51 - Total operating expenses 409 354 787 743 Operating income (loss) 4$ 56$ (1)$ 59$ Adjusted EBITDA 120$ 125$ 178$ 199$ % of Revenue 29% 30% 23% 25% Free Cash Flow 18$ 17$ 43$ 94$ Adjusted EPS 0.10$ 0.15$ (0.11)$ 0.06$ Memo: Shares Outstanding End of Period 130 133 130 133

Growth Investment Outlook 19 Growth Investments FY 2012 Actual 2013 YTD FY 2013 Outlook Capital expenditures associated with organic growth initiatives and technology development $ 27 $ 40 Capital expenditures – other 14 --- Total non-maintenance capital expenditures 41 40 Acquisition of land use rights 1 --- Other growth investments 2 --- Capital expenditures associated with property insurance events (13) --- Organic growth investments 31 40 Acquisition of businesses, net of cash acquired 94 --- Total growth investments $ 125 $ 40 $75 - $100 FY 2013 total growth investments expected to be at high end of range (Unaudited, in millions)

(Unaudited, in millions) 12/31/2011 12/31/2012 6/30/2013 Cash and Cash Equivalents 232$ 246$ 205$ Restricted Funds - Debt Service Principal 113 72 74 Corporate Debt (1) 1,504$ 1,953$ 2,037$ Project Debt (1) 672 314 287 Total Debt Outstanding 2,176$ 2,267$ 2,324$ Stockholders' Equity 1,088$ 1,055$ 898$ Net Debt (2) 1,831$ 1,949$ 2,045$ Availability under Revolving Credit Facility 300$ 584$ 497$ Net Debt / Adjusted EBITDA (3) 3.7 x 4.0 x 4.3 x Debt / Capitalization (4) 66.7% 68.2% 72.1% 20 (1) Debt balances are presented at principal value, not book value. (2) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. (3) Ratio is computed on consolidated basis. Differs from calculation required under Covanta’s credit facility. See slide 23 for a reconciliation of 2011, 2012 and LTM Adjusted EBITDA. (4) Capitalization is calculated as total debt outstanding plus stockholders’ equity. Capitalization Summary • Balance sheet remains very strong with flexibility and ample liquidity

(1) At midpoint of guidance, reaffirmed as of 7/17/2013; based on share price of $20.02 as of 6/28/2013. 21 • Full year Free Cash Flow (FCF) significantly exceeds Net Income on a consistent, sustainable basis – Strong Free Cash Flow yield of ~10%1 • Three important factors in FCF calculation to highlight (refer to slide 22 for numerical detail): – Debt Service Billings (DSB) in excess of revenue recognized • Debt Service Revenue recorded on straight line basis (per GAAP) • DSB paid in line with actual payment schedule. Adjustments reflect cash payments received – Depreciation and amortization (D&A) is higher than maintenance capex • Acquisitions resulted in significant intangible assets/step ups to fair value of acquired fixed assets  higher run-rate D&A (no corresponding maintenance capex) • Original construction costs of facilities depreciated over the useful life of the asset (up to 50 years) – Assets do not have recurring maintenance capex on an annual basis – Certain maintenance and repair costs are recorded as an expense in plant maintenance (rather than capitalized) – Tax expense is significantly higher than cash taxes • Significant tax NOL balance (~$392 million as of 12/31/2012)  used to offset federal taxes • Once NOLs fully utilized, Free Cash Flow will be impacted – NOLs to be fully utilized by mid-decade; PTC and AMT carry-forwards to provide additional partial tax shield beyond NOL utilization into late decade Strong Free Cash Flow

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow

COVANTA ENERGY *for a cleaner world*

(Unaudited, in millions)	Q2 2013	Q2 2012	Q2 YTD 2013	Q2 YTD 2012	Full Year Estimated 2013 [1]
Net (Loss) Income from Continuing Operations Attributable to Covanta Holding Corporation	$ (38)	$ 20	$ (63)	$ 8	$4 - $17
Operating loss related to insurance subsidiaries	1	-	1	1	(5) - 0
Depreciation and amortization expense [2]	52	49	105	99	220 - 210
Debt service expense	40	38	79	70	171 - 155
Income tax expense (benefit) [3]	7	11	(10)	3	40 - 65
Net write-offs	50	-	51	-	51
Severance related to UK restructuring	3	-	3	-	3
Defined benefit pension plan settlement gain	-	-	(6)	-	(6)
Loss on extinguishment of debt	-	-	1	2	1
Net (loss) income attributable to noncontrolling interests in subsidiaries	-	(1)	(1)	-	3 - 8
Other adjustments:					
Debt service billings in excess of revenue recognized [4]	1	-	8	6	
Non-cash compensation expense	4	5	9	10	
Other non-cash items [5]	-	3	1	-	
Subtotal other adjustments	5	8	18	16	18 - 26
Adjusted EBITDA [6]	$ 120	$ 125	$ 178	$ 199	$500 - $530
Adjusted EBITDA [6]	$ 120	$ 125	$ 178	$ 199	$500 - $530
Cash interest payments	(52)	(38)	(61)	(48)	
Cash taxes [3]	(5)	(7)	(7)	(8)	
Working capital/other	(28)	(40)	(13)	1	
Cash Flow Provided by Operating Activities	$ 35	$ 40	$ 97	$ 144	$325 - $360
Cash Flow Provided by Operating Activities	$ 35	$ 40	$ 97	$ 144	$325 - $360
Plus: Cash flow used in operating activities from insurance subsidiaries	2	1	3	2	5 - 10
Less: Maintenance capital expenditures	(19)	(24)	(57)	(52)	(80) - (90)
Free Cash Flow	$ 18	$ 17	$ 43	$ 94	$250 -$280
Memo:					
Shares Outstanding End of Period	130	133	130	133	

(1) Reafirmed guidance as of 7/17/2013.
(2) Depreciation and amortization expense is significantly higher than maintenance capital expenditures due to (a) amortization expense associated with intangible assets recognized in connection with business combinations; (b) the net step-up in our fixed asset book basis recognized in connection with business combinations; and (c) facility construction expenditures related to long-lived assets (40-50 year useful lives) incurred during initial construction, which will not have recurring maintenance capital expenditures on annual basis related to these assets.
(3) Cash taxes are significantly lower than income tax expense due to the utilization of our net operating loss carryforwards (NOLs).
(4) This amount represents a true-up between (a) revenue recognized in the period for client payments of project debt principal under service fee contract structures, which is accounted for on a straight-line basis over the term of the project debt, and (b) actual billings to clients for debt principal payments in the period. As a result of this adjustment, Adjusted EBITDA reflects the actual amounts billed to clients for debt service principal, not the straight-lined revenue as recognized.
(5) Other is primarily non-cash compensation expense, but does include other non-cash expenses.
(6) The calculation of Adjusted EBITDA is based on the definitions in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business.

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Non-GAAP Reconciliation: Adjusted EBITDA 23 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 20 Please see slide 22 for the text of footnotes 2 to 5. Full Year LTM (Unaudited, in millions) 2011 2012 6/30/2013 Net Income from Continuing Operations Attributable to Covanta Holding Corporation 79$ 116$ 45$ Operating loss related to Insurance subsidiaries 2 10 10 Depreciation and amortization expense (2) 193 195 201 Debt service expense 122 145 154 Income tax expense (benefit) (3) 52 26 (14) Reversal of uncertain tax positions related to pre-emergence tax matters (24) - - Non-cash liability to pre-petition creditors 15 - - Net write-offs 5 (46) 32 Severance related to UK restructuring - - 3 Defined benefit pension plan settlement expense - 11 5 Loss on extinguishment of debt 1 3 2 Gain on sale of business (9) - - Net income attributable to noncontrolling interests in subsidiaries 5 2 1 Other adjustments: Debt service billings in excess of revenue recognized (4) 22 9 11 Non-cash compensation expense 18 17 16 Other non-cash items (5) 13 4 5 Subtotal other adjustments 53 30 32 Adjusted EBITDA 494$ 492$ 471$

24 (1) Reaffirmed guidance as of 7/17/2013. Non-GAAP Reconciliation: Adjusted EPS (Unaudited, in millions, except per share amounts) Full Year 2013 2012 2013 2012 Estimated 2013 (1) Continuing Operations - Diluted (Loss) Earnings Per Share (0.30)$ 0.15$ (0.49)$ 0.06$ $0.02 - $0.12 Reconciling Items 0.40 - 0.38 - 0.38 Adjusted EPS 0.10$ 0.15$ (0.11)$ 0.06$ $0.40 - $0.50 Reconciling Items Operating loss related to insurance subsidiaries 1$ -$ 1$ 1$ Net write-offs 50 - 51 - Severance related to UK restructuring 3 - 3 - Defined benefit pension plan settlement gain - - (6) - Loss on extinguishment of debt - - 1 2 Effect of foreign exchange gain on indebtedness - - - (3) Other - 1 - 1 Total Reconciling Items, pre-tax 54 1 50 1 Proforma income tax impact (2) (1) - (1) Total Reconciling Items, net of tax 52$ -$ 50$ -$ Diluted Earnings Per Share Impact 0.40$ -$ 0.38$ -$ Weighted Average Diluted Shares Outstanding 129 134 129 134 Q2 Q2 YTD

Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. Non-GAAP Financial Measures 25